Exhibit 24.1
POWER OF ATTORNEY
      I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements, and any and all amendments (including post-effective amendments) and supplements to such Registration Statements, for the purpose of registering up to $300,000,000 aggregate principal amount of the Company’s debt securities under the Securities Act of 1933, as amended, and qualifying the related indenture under the Trust Indenture Act of 1939, as amended.

Signature	Title	Date

/s/ Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	February 17, 2006

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	February 17, 2006

/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	February 17, 2006

/s/ David W. Devonshire David W. Devonshire	Director	February 17, 2006

/s/ Ivor J. Evans Ivor J. Evans	Director	February 17, 2006

/s/ Joseph P. Flannery Joseph P. Flannery	Director	February 17, 2006

/s/ William D. George, Jr. William D. George, Jr.	Director	February 17, 2006

/s/ Richard W. Hanselman Richard W. Hanselman	Director	February 17, 2006

/s/ Charles H. Harff Charles H. Harff	Director	February 17, 2006

/s/ Victoria B. Jackson Victoria B. Jackson	Director	February 17, 2006

/s/ James E. Marley James E. Marley	Director	February 17, 2006

/s/ William R. Newlin William R. Newlin	Director	February 17, 2006

Signature	Title	Date

/s/ Steven G. Rothmeier Steven G. Rothmeier	Director	February 17, 2006

/s/ Andrew J. Schindler Andrew J. Schindler	Director	February 17, 2006

/s/ James D. Donlon, III, Jr. James D. Donlon, III, Jr.	Senior Vice President and Chief Financial Officer (principal financial officer)	February 17, 2006

/s/ Jeffrey A. Craig Jeffrey A. Craig	Vice President and Controller (principal accounting officer)	May 5, 2006